Exhibit 99.1

CONTACT:

Investors/Media	Media
Blaine Davis	Kevin Wiggins
(610) 459-7158	(610) 459-7281

Investors
Jonathan Neely
(610) 459-6645

ENDO PHARMACEUTICALS TO ACQUIRE HEALTHTRONICS TO EXPAND

ITS DELIVERY OF DIVERSIFIED UROLOGY TREATMENT AND

DIAGNOSTIC SOLUTIONS

•	HealthTronics is a Leading Provider of Urologic Products and Services

•	All Cash Transaction with Purchase Price of $223 Million Plus Assumed Net Debt

•	Acquisition Accretive to 2010 Adjusted Earnings Per Share

•	Diversifies Endo Revenue Stream and Product Offering in Urology

CHADDS FORD, Pa., May 5, 2010 — Continuing to diversify, move into new growth areas beyond pharmaceuticals, and strengthen its commitment to improved patient outcomes in urology, Endo Pharmaceuticals (Nasdaq: ENDP) today announced that it has signed an agreement to acquire HealthTronics, Inc. (Nasdaq: HTRN), a leading U.S. provider of urological products and services. The acquisition expands Endo’s product offerings to urologists with the addition of lithotripsy, benign prostate hyperplasia (BPH) and prostate cancer therapies, as well as anatomical pathology services for the detection and diagnosis of cancer and other conditions.

“Beyond diversifying our revenue base, the acquisition of HealthTronics further positions Endo as a preferred healthcare provider of multiple medical solutions and delivery mechanisms that help improve patient outcomes in the field of Urology,” said Dave Holveck, president and CEO of Endo. “This strategic acquisition immediately elevates

Endo from a pharmaceutical company to a diversified partner to physicians and payers in the treatment and diagnosis of urological and pain-related conditions. This deal will also enhance our ability to deliver long-term, sustainable growth for our shareholders in an evolving healthcare environment.”

Under the terms of the merger agreement, Endo will commence an all cash tender offer to acquire 100 percent of the outstanding shares of HealthTronics for approximately $223 million or $4.85 cash per HealthTronics share plus the assumption of approximately $35 million in net debt. HealthTronics shares that are not acquired in the tender offer will be purchased at the same price in a second-step merger. HealthTronics will operate as a wholly- owned subsidiary of Endo. The transaction has been approved by the boards of directors of both companies.

HealthTronics president and CEO James S.B. Whittenburg stated, “This transaction achieves significant value for our shareholders and going forward, enables us to expand our offerings as a leading provider of urological products and services. Together with Endo, we are better positioned to fulfill our mission of bringing services and technology that both improve patient care and enhance physician practice economics thus enhancing the value of the channel HealthTronics has established with leading urologists.”

The consummation of the tender offer is subject to the satisfaction or waiver (in accordance with the terms of the merger agreement) of certain conditions, including: (i) a minimum of the majority of outstanding HealthTronics shares on a fully diluted basis having been tendered into the offer, (ii) the expiration or termination of the waiting period under the Hart Scott Rodino Antitrust Improvements Act, (iii) the absence of any law prohibiting the offer or the merger or any litigation or governmental action challenging or seeking to prohibit the offer or the merger, (iv) there not having been a material adverse change with respect to HealthTronics, and (v) other customary conditions. The tender offer is not subject to a financing condition.

In addition, Mr. Whittenburg and other key HealthTronics executives have entered into employment agreements, to be effective upon closing of the offer, providing for their continued employment with the combined company following the transaction. Mr. Whittenburg has been named company group president and will continue to lead HealthTronics.

Medical Enterprises Group

In addition, Endo announced that it has acquired the exclusive right to negotiate the acquisition of Medical Enterprises Group, developer of the SYNERGO® system, an innovative, minimally invasive therapy to treat non-muscle invasive bladder cancer. Endo believes that, if consummated, its acquisition of Medical Enterprises Group would enhance Endo’s current portfolio of commercialized and pipeline therapies in this therapeutic category. The Medical Enterprises Group opportunity is indicative of the kind of investment Endo intends to pursue to enhance its product offerings in the field of urology. The SYNERGO system delivers heat using a radiofrequency ablation catheter and, while monitoring the temperature of the bladder, circulates a cooled chemotherapeutic solution to the tumor site. In 2000, SYNERGO received CE (Conformité Européene) Mark approval and Israeli Ministry of Health approval. It is not currently approved for use by the U.S. Food and Drug Administration (FDA). On June 25, 2008, the FDA Gastroenterology and Urology Devices Panel unanimously recommended FDA approval with conditions for SYNERGO.

Financial Guidance

The Company is raising its financial guidance for 2010 annual total revenue and adjusted diluted earnings per share, in anticipation of the consummation of the HealthTronics transaction. Endo now estimates revenues of between $1.63 billion and $1.68 billion dollars. As well, the Company now estimates adjusted diluted earnings per share to be between $3.20 - $3.25 per share this year. The Company also now estimates reported (GAAP) diluted earnings per share to be between $2.06 to $2.14 per share, reflecting charges associated with the expected consummation of the HealthTronics transaction. For an explanation of Endo’s reasons for using non-GAAP measures, see Endo’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted

Earnings Per Share Guidance

	Year Ending December 31, 2010
Projected GAAP diluted income per common share	$2.06	To	$2.14
Upfront and milestone-related payments to partners	$0.20		$0.15
Amortization of commercial intangible assets	$0.59		$0.59
Costs incurred in connection with continued efforts to enhance the cost structure of the Company	$0.05		$0.05
Indevus related costs and change in fair value of contingent consideration	$0.01		$0.01
Costs related to the acquisition of HealthTronics, Inc.	$0.41		$0.41
Interest expense adjustment for ASC 470-20 and the amortization of the premium on debt acquired from Indevus	$0.15		$0.15
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of the Indevus and HealthTronics acquisitions	$(0.27)		$(0.25)
Diluted adjusted income per common share guidance	$3.20	To	$3.25

The company’s guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of March 31, 2010 and the announced acquisition of HealthTronics, Inc.

About HealthTronics

HealthTronics, Inc. is a premier urology company providing an exclusive suite of healthcare services and technology, including urologist partnership opportunities, surgical and capital equipment, maintenance services and anatomical pathology services. The company’s product portfolio includes a full line of urology equipment and products, including lithotripters, surgical lasers for treatment of BPH, and anatomical pathology services. As a service provider, HealthTronics offers the latest technology in lithotripsy services and prostate therapy services, including BPH treatments and prostate cancer treatments. For more information, visit www.HealthTronics.com.

About Endo

Endo Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development, sale and marketing of branded and generic prescription pharmaceuticals used to treat and manage pain, bladder cancer, prostate cancer and the early onset of puberty in children, or central precocious puberty (CPP). Its products include LIDODERM®, a topical patch to relieve the pain of postherpetic neuralgia; Percocet® and Percodan® tablets for the relief of moderate-to-moderately severe pain; FROVA® tablets for the acute treatment of migraine attacks with or without aura in adults; OPANA® tablets for the relief of moderate-to-severe acute pain where the use of an opioid is appropriate; OPANA® ER tablets for the relief of moderate-to-severe pain in patients requiring continuous, around-the-clock opioid treatment for an extended period of time; Voltaren® Gel, which is owned and licensed by Novartis AG, a nonsteroidal anti-inflammatory drug indicated for the relief of the pain of osteoarthritis of joints amenable to topical treatment, such as those of the hands and the knees; VANTAS® for the palliative treatment of advanced prostate cancer; SUPPRELIN® LA for the treatment of early onset puberty in children; and VALSTARTM for the treatment of BCG-refractory carcinoma in situ (CIS) of the urinary bladder in patients for whom immediate cystectomy would be associated with unacceptable medical risks. The company markets its branded pharmaceutical products to physicians in pain management, urology, endocrinology, oncology, neurology, surgery and primary care. More information, including this and past press releases of Endo Pharmaceuticals, is available at www.Endo.com.

Advisors

Citi acted as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Endo for this transaction.

Conference Call and Webcast Information

Endo’s management team will host a conference call and audio Webcast on Wednesday, May 5 at 5:30 p.m. EDT to discuss this transaction. Interested parties may call 866-783-2141 (domestic) or 857-350-1600 (international) and enter code 17184946. Please dial in 15 minutes prior to the scheduled start time. A replay of the call will be available until 11:59 p.m. EDT on May 19 by dialing 888-286-8010 (domestic) or 617-801-6888 (international), passcode 90830373.

A simultaneous audio Webcast of the call may be accessed by visiting www.endo.com. A replay of the Webcast will be available until 11:59 p.m. EDT on May 19. The replay can be accessed by clicking on “Events” in the Investor Relations section of the Website. Please connect to the Website at least 15 minutes prior to the start of the conference call to ensure adequate time for any software download that may be necessary.

Forward Looking Statement

This press release contains forward-looking statements regarding, among other things, the proposed business combination between Endo and HealthTronics, Endo’s and HealthTronics’ financial position, results of operations, market position, product development and business strategy, as well as estimates of Endo’s future total revenues, future expenses, future net income and future earnings per share. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may” “intend,” “guidance” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect the proposed business combination of the companies, future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in this presentation. These factors include, but are not limited to: the risk that the tender offer and merger will not close, the risk that Endo’s business and/or HealthTronics’ business will be adversely impacted during the pendency of the tender offer and merger, the risk that the operations of the two companies will not be integrated successfully, Endo’s ability to successfully develop, commercialize and market new products; timing and results of pre-clinical or clinical trials on new products; Endo’s ability to obtain regulatory approval of any of Endo’s pipeline products; competition for the business of Endo’s branded and generic products, and in connection with its acquisition of rights to intellectual property assets; market acceptance of our future products; government regulation of the pharmaceutical industry; Endo’s dependence on a small number of products; Endo’s dependence on outside manufacturers for the manufacture of a majority of its products; Endo’s dependence on third parties to supply raw materials and to provide services for certain core aspects of its business; new regulatory action or lawsuits relating to Endo’s use of narcotics in most of its core products; Endo’s exposure to product liability claims and product recalls and the possibility that they may not be able to adequately insure themselves; the successful efforts of manufacturers of branded pharmaceuticals to use litigation and legislative and regulatory efforts to limit the use of generics and certain other products; Endo’s ability to successfully implement its acquisition and in-licensing strategy; regulatory or other limits on the availability of controlled substances that constitute the active ingredients of some of its products and products in development; the availability of third-party reimbursement for Endo’s products; the outcome of any pending or future litigation or claims by third parties or the government, and the performance of indemnitors with respect to claims for which Endo has been indemnified; Endo’s dependence on sales to a limited number of large pharmacy chains and wholesale drug distributors for a large portion of its total revenues; a determination by a regulatory agency that Endo is engaging or has engaged in inappropriate sales or marketing activities, including promoting the “off-label” use of its products, the risk that demand for and acceptance of Endo’s and HealthTronics’ products or services may be reduced; the risk of changes in governmental regulations; the impact of economic conditions; the impact of competition and pricing and other risks and uncertainties, including those detailed from time to time in the companies’ periodic reports filed with the Securities and Exchange Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “RISK FACTORS” in their annual reports on Form 10-K for the year ended December 31, 2009, which were filed with the Securities and Exchange Commission. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. The companies’ assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Additional Information

The tender offer described in this document has not yet commenced. At the time the tender offer is commenced, Endo will file a tender offer statement on Schedule TO with the SEC. Investors and HealthTronics shareholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by HealthTronics with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov once such documents are filed with the SEC. A copy of the solicitation/recommendation statement on Schedule 14D-9 (once it becomes available) may be obtained free of charge from HealthTronics’ website at www.healthtronics.com or by directing a request to HealthTronics at 9825 Spectrum Drive, Building 3, Austin, Texas 78717, Attn: Corporate Secretary. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge from Endo’s website at www.endo.com or by directing a request to Endo at www.endo.com, or Endo Pharmaceuticals, 100 Endo Boulevard, Chadds Ford, PA 19317, Attn: Corporate Secretary’s Office.

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